EXHIBIT 99.1

NEWS RELEASE

RANGE ANNOUNCES UPDATED 2015 CAPITAL BUDGET, EARLY COMMISSIONING OF MARINER EAST

PROPANE PIPELINE AND 2014 PRODUCTION VOLUMES

FORT WORTH, TEXAS, JANUARY 15, 2015…RANGE RESOURCES CORPORATION (NYSE: RRC) updated several changes in its operations.

•	2015 Capital expenditure budget revised to $870 million targeting production growth of 20% year-over-year

•	Mariner East propane pipeline commissioned with propane line fill in late December

•	2014 year-over-year production growth approximately 24%

•	New ethane sales contract announced for 2015

In December, Range announced a planned 2015 capital budget of $1.3 billion. That budget included capital efficiencies Range expected to realize with its longer laterals, better lateral targeting and improved completions based on its 2014 results. No reductions in service costs were included in the initial budget. With the continuing erosion in commodity prices, Range has further high-graded its planned capital program for 2015 and reduced its planned capital expenditures for 2015 to $870 million. Nearly 95% of the capital budget is targeted to the Marcellus. Concentration of its operations in the Marcellus, coupled with continuing operating efficiencies and now anticipated cost reductions, allows Range to target 20% production growth for 2015 with this revised capital budget.

Range confirmed the Mariner East propane pipeline was commissioned earlier than expected during the last few weeks of December. While full capacity operation has not commenced, the propane line fill has been completed and propane is being delivered to storage caverns for further sale. Range has delivered its share (80%) of approximately 133,000 barrels of propane line fill into the pipeline while the operator completes work at the Marcus Hook Industrial Complex. Range expects to expand its sales in the favorable local markets as well as potentially the international markets while the refrigeration and other facilities are being completed at Marcus Hook. Utilization of the Mariner East propane pipeline is expected to lower Range’s cost of propane deliveries by approximately $0.20 per gallon when compared to 2014. This transportation cost reduction is expected to add significant value to the net realized price of propane in 2015 which could approach an additional $50 million in cash flow on an annualized basis.

Commissioning of the pipeline was originally expected to occur during the first quarter of 2015. Early commissioning reduced Range’s propane production for the fourth quarter of 2014 because propane used as line fill is accounted for as inventory, not as sales. When the propane is taken out of inventory and sold, production is then recognized. Once the Mariner East pipeline is converted to transport both propane and ethane later in 2015, the Company expects that a portion of the propane line fill inventory could be available for sale with production recognized at that time.

Although year-end audited financial amounts are not complete, Range expects that its total production growth for 2014 will approximate 24% with estimated production for the year of 1.16 Bcfe per day. Fourth quarter production volumes were approximately 1.27 Bcfe per day with 31% liquids. The fourth quarter production varied from guidance as a result of the early propane line fill and operational flow on Mariner West in November and December. In addition, construction delays on several compressor start-ups scheduled for late in the quarter pushed approximately 80 Mmcfe per day of fourth quarter production to the first quarter of 2015. All the compressors are currently in various stages of installation with the last compressor expected to be online by the end of February. Range currently expects no further delays in building compressor stations scheduled for 2015.

Range also announced that the Company entered into a multi-year contract to sell ethane through the ATEX pipeline for 5,000 barrels per day, representing half of its existing committed transportation volume. Commencing January 1, 2015, ethane is being sold under this contract based on a natural gas equivalent index.

Commenting on the announcements, Jeff Ventura, Range’s Chairman and CEO, said, “I believe that there are three essential components to be successful in this commodity price environment – a large, high quality asset base, a very low cost structure and a strong financial position. Range has all three. Range has all the ingredients to execute our business plan to drive 20% production growth for 2015 despite significantly reducing our capital budget. We have a significant percentage of cash flow protected with hedges and substantial liquidity with no bond maturities until 2020. The time and effort that Range spent in identifying and capturing one of the largest acreage positions in the core of the Marcellus with three stacked reservoirs and low development costs, gives Range a distinct competitive advantage in this period of low commodity prices and we will continue to adapt and take advantage of opportunities as commodity markets change.

Our prior planning gives us the needed takeaway capacity, marketing contracts and infrastructure development for our future. One of those infrastructure plans is the Mariner East pipeline project. We are excited to see the initial startup of Mariner East. This is great news for Range and great news for Pennsylvania jobs at the Marcus Hook Industrial Complex along with consumers in Southeast Pennsylvania. This project has been three years in the planning and gives Range access to local markets in Southeast Pennsylvania and other Northeast U.S. propane markets as well as potentially the international markets. It also allows us to start contracting for new propane deliveries to expand our current markets and to improve our propane realizations. When the ethane portion of Mariner East is in service in 2015, Range will be able to export ethane to Europe under our existing 15-year ethane contract with INEOS. With the compressor build out nearly completed and the Mariner East commissioning behind us, we are in an excellent position to continue our long-term production growth for many years to come.”

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading independent oil and natural gas producer with operations focused in Appalachia and the Midcontinent region of the United States. The Company pursues an organic growth strategy targeting high return, low-cost projects within its large inventory of low risk, development drilling opportunities. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

All statements, except for statements of historical fact, made in this release such as expected increased price realizations, expected future contracts, expected future infrastructure expansions, expected production volumes subject to audit, expected timing of propane sales and continued growth are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of our hedging transactions, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and regulatory changes. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K by calling the SEC at 1-800-SEC-0330.

2015-3

SOURCE: Range Resources Corporation

Range Investor Contacts:

Rodney Waller, Senior Vice President

817-869-4258

rwaller@rangeresources.com

David Amend, Investor Relations Manager

817-869-4266

damend@rangeresources.com

Laith Sando, Research Manager

817-869-4267

lsando@rangeresources.com

Michael Freeman, Senior Financial Analyst

817-869-4264

mfreeman@rangeresources.com

or

Range Media Contact:

Matt Pitzarella, Director of Corporate Communications

724-873-3224

mpitzarella@rangeresources.com

www.rangeresources.com

3